EXHIBIT 10.58
AMENDMENT TO MERGE THE
KEYCORP SECOND EXCESS 401(K) SAVINGS PLAN
INTO THE KEYCORP DEFERRED SAVINGS PLAN
WHEREAS, KeyCorp established the KeyCorp Excess 401(k) Savings Plan and the KeyCorp Second Excess 401(k) Savings Plan to provide a nonqualified excess retirement benefit to a select group of management or highly compensated employees as described in Section 201(2), 301(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and
WHEREAS, in maintaining the KeyCorp Excess 401(k) Savings Plan and the KeyCorp Second Excess 401(k) Savings Plan KeyCorp has been required to maintain duplicate administration structures for each respective plan, and
WHEREAS, to prevent this duplication of administration and the associated participant confusion associated with multiple plans it is desired that the KeyCorp Second Excess 401(k) Savings Plan be merged into the KeyCorp Deferred Savings Plan and that the KeyCorp Second Excess 401(k) Savings Plan cease to exist separate and apart from the KeyCorp Deferred Savings Plan.
NOW, THEREFORE, the KeyCorp Second Excess 401(k) Savings Plan is hereby amended to add a new Article XIV to the KeyCorp Second Excess 401(k) Savings Plan to be effective as of December 31, 2006, to read in its entirety as follows:
“ARTICLE XIV
MERGER INTO THE KEYCORP DEFERRED SAVINGS PLAN
14.1	Merger of the Plan. Effective December 31, 2006 the Plan is hereby merged into and made a part of the KeyCorp Deferred Savings Plan, and all benefits that have accrued under the Plan shall be merged into and shall become a part of the KeyCorp Deferred Savings Plan.”
     IN WITNESS WHEREOF, KeyCorp has caused this Amendment to the KeyCorp Second Excess 401(k) Savings Plan to be executed by its duly authorized officer as of the 21st day of December, 2006.
KEYCORP

By:	/s/ Thomas Helfrich
Thomas Helfrich
Executive Vice President